Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2018, relating to the financial statements of The Dow Chemical Company Employees’ Savings Plan as of December 31, 2017 and 2016 and for the year ended December 31, 2017, appearing in the Annual Report on Form 11-K of The Dow Chemical Company Employees’ Savings Plan.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC
Flint, Michigan
April 2, 2019